EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of SiteStar Corporation, (the “registrant”) on Form 10-Q/A for the period ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Frank Erhartic, Jr., President and Chief Executive Officer, and Daniel Judd, Chief Financial Officer, respectively, of the registrant, certify pursuant to 18 U.S.C. §1350, that to our knowledge:

1.	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Frank Erhartic, Jr.	/s/ Daniel Judd
Frank Erhartic, Jr.	Daniel Judd
President and Chief Executive Officer	Chief Financial Officer
November 19, 2014	November 19, 2014